EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of J.Crew Group, Inc. and J.Crew Operating Corp. (collectively, the “Company”) on Form 10-Q/A for the period ended October 29, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Millard S. Drexler, Chairman of the Board and Chief Executive Officer of the Company, and James S. Scully, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of each of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 24, 2006

/s/ Millard S. Drexler
Millard S. Drexler
Chairman of the Board and
Chief Executive Officer

/s/ James S. Scully
James S. Scully Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or is staff upon request.